                                                                    EXHIBIT 4(c)
                                                                    ------------

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF, THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.


                                PITNEY BOWES INC.

                                 FIXED RATE NOTE



No. 1                                                      CUSIP No. 724479 AG 5


PRINCIPAL AMOUNT:  US $ 400,000,000            STATED MATURITY OF SECURITY:
                                               March 15, 2015

DENOMINATIONS:  $1,000                         COMPUTATION PERIOD:  30/360

ISSUE DATE:  March 22, 2005                    REGULAR RECORD DATE(S): 15th
                                               calendar day preceding the
                                               applicable Interest Payment Date,
                                               whether or not a Business Day

INTEREST RATE:  5%                             REDEEMABLE: Yes.

INTEREST PAYMENT DATE(S): March 15 and         SINKING FUND: None.
September 15


     Pitney Bowes Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal amount on the Stated Maturity specified above and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months) from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Security (or any Predecessor Security) has been paid or duly provided for to, but excluding, the Interest Payment Date, on the Interest Payment Date(s) specified above in each year (each an "Interest Payment Date") and at Maturity, at the rate per annum equal to the Interest Rate specified above, until the principal hereof is paid or duly made available for payment. Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security, or one or more predecessor securities, is registered at the close of business on the regular record date for the payment of such interest.

     Any interest on any Security of any Series that is payable but not punctually paid or duly provided for ("defaulted interest") on any interest payment date shall forthwith cease to be payable to the Registered Holder on the relevant record date by virtue of such Holder having been a Holder on such record date. Such defaulted interest may be paid by the Company, at its election in each case, as provided in clause(a) or clause(b) below:

          (a) The Company may elect to make payment of any defaulted interest to the persons in whose names any such Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment and at the same time the Company shall deposit with the Trustee funds equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment. Such funds when deposited shall be held in trust for the benefit of the persons entitled to such defaulted interest as provided in this clause(a). Thereupon the Trustee promptly shall fix a special record date for the payment of such defaulted interest in respect of Securities of such Series, which shall be not more than 15 nor less than ten days prior to the date of the proposed payment. The Trustee promptly shall notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Registered Holder at his address as it appears in the Security register, not less than ten days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Securities of such Series shall be paid to the persons in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause(b).

          (b) The Company may make payment of any defaulted interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

                                      PITNEY BOWES INC.


                                      By:    /s/ Bruce P. Nolop
                                         ------------------------
                                      Name:  Bruce P. Nolop
                                      Title: Executive Vice President & Chief
                                      Financial Officer


                                      By:    /s/ Dessa M. Bokides
                                         ------------------------
                                      Name:  Dessa M. Bokides
                                      Title: VP - Finance & Treasurer








Attest:

/s/ A.C. Corn
-------------

Dated: March 22, 2005
       --------------



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                      CITIBANK, N.A.,
                                       as Trustee

                                      By: /s/ Nancy Forte
                                         ------------------------
                                      Authorized Signatory

                              [Reverse of Security]

     This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued and to be issued in one or more series under an Indenture dated as of February 14, 2005 pursuant to an Officers' Certificate dated as of March 22, 2005 (as so supplemented, the "Indenture," which term shall have the meaning assigned to it in such instrument) between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited initially to an aggregate principal amount of $400,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to reopen the series of Securities of which this Security is a part and sell additional Securities. Except as may be otherwise stated on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000 and integral multiples thereof.

     The Securities are general, direct, unconditional and senior unsecured obligations of the Company.

     This Security is subject to redemption, upon at least 30-days and not more than 60-days notice by mail, on any such date (or during any such range of dates), as a whole or from time to time in part, at the election of the Company, at a Redemption Price determined as provided in the next succeeding sentence, together with interest accrued to the Redemption Date; provided, however, that installments of interest the Stated Maturity of which is on or prior to the Redemption Date will be payable to the Holder of record hereof (or one or more Predecessor Securities) at the close of business on the relevant regular record dates referred to on the face hereof, all as provided in the Indenture. The "Redemption Price" for any such redemption shall be equal to the sum of 100% of the aggregate principal amount hereof being redeemed, accrued but unpaid interest to the Redemption Date and the Redemption Premium, if any.

     "Redemption Premium" means, in connection with any optional redemption, the excess, if any, of (a) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the Redemption Date, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semiannual basis (assuming a 360-day year of twelve 30-day months), such principal and interest at the Reinvestment Rate, determined on the third business day preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the Redemption Date, over (b) the aggregate principal amount being redeemed.

     "Reinvestment Rate" means 0.15% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption

"Treasury Constant Maturities" for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the payment date of the principal amount being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Redemption Premium shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

     Notice of redemption having been given as aforesaid, this Security (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) shall cease to bear interest.

     In the case of any partial redemption at the election of the Company of Securities of this series, the Securities of a particular tenor to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities. In the event of any redemption of this Security in part only, a new Security or Securities of this series of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall be an authorized denomination for Securities of this series.

     If so indicated on the face hereof, and in accordance with the terms specified thereon, this Security will be subject to redemption through operation of a sinking fund.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security, or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein.

     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of the majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register. Upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, if this Security is duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Security shall be deemed to be a contract under the internal laws of the State of New York (other than principles of law that would apply the law of another jurisdiction), and for all purposes shall be construed and enforced in accordance with and governed by the laws of said State.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



                                ----------------

                                  ABBREVIATION

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

        TEN COM                - as tenants in common

        TEN ENT                - as tenants by the entireties

        JT TEN                 - as joint tenants with right of survivorship and
                                 not as tenants in common

        UNIF GIFT MIN ACT      -  ------------ Custodian -------------
                                   (Custodian)             (Minor)

        Under Uniform Gifts to Minors Act (--------------------)
                                                  (State)

Additional abbreviations may also be used though not in the above list.

                                ----------------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
     (please insert social security or other identifying number of assignee)

--------------------------------------------------------------------------------
             (please print or typewrite name and address including
                          postal zip code of assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------

attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:                           -----------------------------------------------

                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.